SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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ECHELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECHELON CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2004
10:00 A.M. PACIFIC TIME

We cordially invite you to attend the 2004 Annual Meeting of Stockholders of Echelon Corporation. The meeting will be held on Friday, May 21, 2004 at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, California 95126. At the meeting we will:
  Elect three Class C directors for a term of three years and until their successors are duly elected and qualified;
  Approve our Amended and Restated 1997 Stock Plan.
  Approve our Management Bonus Plan.
  Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004; and
  Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.
These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Wednesday, March 31, 2004 may attend and vote at the meeting. If you will not be attending the meeting, we request that you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form. Stockholders whose shares are registered in their own names may vote via the Internet at ADP Investor Communication Services’ voting Web site ( www.proxyvote.com ) or telephonically by calling the telephone number shown on your Proxy Card. If you hold our shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your shares of common stock are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site ( www.proxyvote.com ) or telephonically by calling the telephone number shown on your voting form. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy.

Sincerely,

/s/ M.Kenneth Oshman
M. Kenneth Oshman
Chairman of the Board and Chief Executive Officer

San Jose, California
April 9, 2004

2004 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ECHELON CORPORATION

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2004 Annual Meeting of Stockholders to be held at 570 Meridian Avenue, San Jose, California 95126 on Friday, May 21, 2004, at 10:00 a.m., Pacific Time. The address of our principal executive office is 550 Meridian Avenue, San Jose, California 95126 and our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Proxy materials, which include the Proxy Statement, Proxy, letter to stockholders and Form 10-K for the fiscal year ended December 31, 2003, were first mailed to stockholders entitled to vote on or about April 9, 2004.

Costs of Solicitation

We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 31, 2004, are entitled to attend and vote at the annual meeting. On the record date, 40,624,123 shares of our common stock were outstanding and held of record by 564 stockholders. The closing price of our common stock on the Nasdaq National Market on the record date was $11.27 per share.

QUESTIONS AND ANSWERS

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:    Why am I receiving these materials?

A:     Our Board of Directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 21, 2004. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:     What information is contained in these materials?

A:     The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Echelon’s 2003 Annual Report and audited financials statements, Proxy Card and a return envelope are also enclosed.

Q:    What proposals will be voted on at the annual meeting?

A:    There are four proposals scheduled to be voted on at the meeting:
  Election of the nominees for director set forth in this Proxy Statement;
  Approval of our Amended and Restated 1997 Stock Plan;
  Approval of our Management Bonus Plan; and
  Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.
Q:    What is Echelon’s voting recommendation?

A:           Our Board of Directors recommends that you vote your shares "FOR" each of the three nominees to our Board of Directors, "FOR" approval of our Amended and Restated 1997 Stock Plan, "FOR" approval of our Management Bonus Plan, and "FOR" ratification of the appointment of our independent auditors.

Q:    Who can vote at the meeting?

A:    Our Board of Directors has set March 31, 2004 as the record date for the Annual Meeting. All stockholders who owned Echelon common stock at the close of business on March 31, 2004, or the record date, may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On March 31, 2004, 40,624,123 shares of our common stock were outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Most stockholders of Echelon hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Echelon’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Echelon. As the stockholder of record, you have the right to grant your voting proxy directly to Echelon or to vote in person at the annual meeting. Echelon has enclosed a Proxy Card for you to use. You may also vote by Internet or by telephone as described below under " How can I vote my shares without attending the meeting? "

Beneficial Ownership

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request a legal proxy from your stockbroker in order to vote at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described below under " How can I vote my shares without attending the meeting? "

Q:    How many votes does Echelon need to hold the meeting?

A:    A majority of Echelon’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shares are counted as present at the meeting if you:
  are present and vote in person at the meeting; or
  have properly submitted a Proxy Card or voted by telephone or via the Internet.
Q:    How are votes counted?

A:    You may vote either "FOR" or "WITHHOLD" with respect to each nominee for our Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. If you abstain from voting on the other proposals, it has the same effect as a vote against. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each Director, "FOR" approval of our Amended and Restated 1997 Stock Plan, "FOR" approval of our Management Bonus Plan, and "FOR" ratification of the appointment of our independent auditors. If you do not vote and you hold your shares in a brokerage account in your broker’s name, also known as "street name" (see description of "Beneficial Ownership" above), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, shares held in street name that are not voted, known as "broker non-votes," may be counted for the purpose of establishing a quorum for the meeting as described above under the caption "Beneficial Ownership." Voting results are tabulated and certified by IVS Associates, Inc., an affiliate of ADP Investor Communication Services.

Q:    What is the voting requirement to approve each of the proposals?

A:    With respect to Proposal One (the election of our directors), directors are elected by a plurality vote, and therefore the three individuals receiving the highest number of "FOR" votes will be elected. Votes of "WITHHOLD" and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Proposal Two (approval of our Amended and Restated 1997 Stock Plan), Proposal Three (approval of our Management Bonus Plan) and Proposal Four (ratification of the appointment of our auditors) require the affirmative "FOR" vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote.

Q:    How can I vote my shares in person at the meeting?

A:    Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. Even if you plan to attend the annual meeting, Echelon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:    How can I vote my shares without attending the meeting?

A:    Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, a voting instruction card will be provided by your stockbroker or nominee.

BY TELEPHONE OR THE INTERNET--If you have telephone or Internet access, you may submit your proxy by following the "Vote by Phone" or "Vote by Internet" instructions on the Proxy Card.

BY MAIL--You may do this by signing your Proxy Card or, for shares held in street name, by following the voting instruction card provided by your stockbroker or nominee and mailing it in the enclosed, postage prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:    How can I change my vote after I return my Proxy Card?

A:    You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:    Where can I find the voting results of the meeting?

A:    The preliminary voting results will be announced at the meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the meeting.

Q:     Who are the proxies and what do they do?

A:    The two persons named as proxies on the enclosed Proxy Card, M. Kenneth Oshman, our Chief Executive Officer, and Oliver R. Stanfield, our Chief Financial Officer, were designated by our Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the Proxy Card, it will be voted in accordance with the instructions you indicate on the Proxy Card. If you submit the Proxy Card, but do not indicate your voting instructions, your shares will be voted "FOR" Proposals One, Two, Three and Four.

Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:     You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, date and return each Echelon Proxy Card and voting instruction card that you receive.

Q:    What happens if additional proposals are presented at the annual meeting?

A:     Other than the four proposals described in this Proxy Statement, Echelon does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, M. Kenneth Oshman, our Chief Executive Officer, and Oliver R. Stanfield, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Echelon’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Echelon or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their Proxy Card, which are then forwarded to Echelon’s management.

Q:     Who will bear the cost of soliciting votes for the annual meeting?

A:     Echelon will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Echelon’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Echelon may retain the services of a third party firm to aid in the solicitation of proxies. In addition, Echelon may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting or nominate persons for election to our Board of Directors. Stockholders may also recommend candidates for election to our Board of Directors (See "Corporate Governance and Other Matters - Consideration of Stockholder Recommendations and Nominations" ). Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2005 proxy statement and proxy. Any such stockholder proposals must be submitted in writing to the attention of Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, no later than December 10, 2004, or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2005 proxy statement.

Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2005 proxy statement pursuant to Rule 14a-8 may be submitted in writing to Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, for the 2005 Annual Meeting of Stockholders not less than 20 days nor more than 60 days prior to the date of such meeting. Note, however, that in the event we provide less than 30 days notice or prior public disclosure to stockholders of the date of the 2005 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2005 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2005 Annual Meeting on April 15, 2005, for a 2005 Annual Meeting on May 10, 2005, any such proposal or nomination will be considered untimely if submitted to us after April 25, 2005. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission, or the SEC. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the Bylaw Deadline, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2005 Annual Meeting.

The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2005 Annual Meeting is February 23, 2005, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2005 Annual Meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2005 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2005 Annual Meeting and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence and Corporate Governance Guidelines

We have determined that all of our directors, other than Messrs. Markkula and Oshman, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC. In addition, in January 2003, our Board appointed Arthur Rock as our Presiding Director. Under our Corporate Governance Guidelines, adopted by our Board of Directors in November 2002, the Presiding Director was selected by our non-employee directors and assumed the responsibilities of chairing meetings of non-employee directors, serving as the liaison between our Chief Executive Officer and our independent directors, approving Board of Directors’ meeting agendas and schedules and information flow to our Board of Directors and such further responsibilities that the non-employee directors as a whole designate from time to time. Our Corporate Governance Guidelines also give our Board of Directors responsibility over such matters as overseeing our Chief Executive Officer and other senior management in the competent and ethical operation of our company, gathering and analyzing information obtained from management, retaining counsel and expert advisors, and overseeing and monitoring the effectiveness of governance practices. A copy of our Corporate Governance Guidelines can be viewed at the investor relations section of our website at www.echelon.com .

Consideration of Stockholder Recommendations and Nominations

The Nominating and Corporate Governance Committee of our Board of Directors will consider both recommendations and nominations for candidates to our Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to our Board of Directors shall direct the recommendation in writing to the Company Corporate Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock and amount of stock holdings. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

If, instead, a stockholder desires to nominate a person directly for election to our Board of Directors, the stockholder must follow the rules set forth by the SEC (see " Deadline for Receipt of Stockholder Proposals " above) and meet the deadlines and other requirements set forth in Section 2.15 of our Bylaws, including, (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our company which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors and (v) such person’s written consent to being named as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on our company’s books, of such stockholder, and (ii) the class and number of shares of our company which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board of Directors selects, as director nominees:
  The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.
  The Committee shall evaluate the performance and qualifications of individual members of our Board of Directors eligible for re-election at the annual meeting of stockholders.
  The Committee shall consider the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. Except as may be required by rules promulgated by Nasdaq or the SEC, it is the current sense of the Committee that there are no specific minimum qualifications that must be met by each candidate for our Board of Directors, nor are there specific qualifies or skills that are necessary for one or more of the members of our Board of Directors to possess.
  After such review and consideration, the Committee selects, or recommends that our Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee .
  The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board of Directors.
Stockholder Communication with our Board of Directors

Any stockholder may contact any of our directors by writing to them by mail or express mail c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.

Any stockholder communications directed to our Board of Directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked "confidential," our General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of our stockholder communications log that our General Counsel maintains with respect to all stockholder communications.

At least quarterly, or more frequently as our General Counsel deems appropriate, our General Counsel will forward all such original stockholder communications along with the related memos to our Board of Directors for review.

Any stockholder communication marked "confidential" will be logged by our General Counsel as "received" but will not be reviewed, opened or otherwise held by our General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our General Counsel.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Echelon. The Code of Business Conduct and Ethics is posted on our Internet website. The address of our website is http:// www.echelon.com. , and the Code of Business Conduct and Ethics may be found under the investor relations section of the website. We will post any amendments to, or waivers from, our Code of Business Conduct and Ethics at that location on our website.

Attendance by Board Members at the Annual Meeting of Stockholders

It is the policy of our Board of Directors to strongly encourage board members to attend the annual meeting of stockholders. All but one member of our Board of Directors attended our annual meeting of stockholders in person on May 16, 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders. Directors Michael E. Lehman, Richard M. Moley and Arthur Rock are the Class C directors whose terms expire at the 2004 Annual Meeting of Stockholders and they have been nominated by our Board of Directors for reelection at the Annual Meeting of Stockholders to be held May 21, 2004. Directors M. Kenneth Oshman and Larry W. Sonsini are the Class A directors whose terms will expire at the 2005 Annual Meeting of Stockholders and Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2006 Annual Meeting of Stockholders. All of the directors, including the Class C nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the three Class C nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. Our Board of Directors recommends a vote "FOR" the election of each of the Class C nominees listed above.

Nominees

The names of the members of our Board of Directors, including the Class C nominees, their ages as of March 31, 2004 and certain information about them, are set forth below.

Name	Age	Principal Occupation

M. Kenneth Oshman (1)	63	Chairman of the Board and Chief Executive Officer of Echelon
Robert J. Finocchio, Jr. (3)	53	Corporate director, private investor and part time professor
Michael E. Lehman (2) (3)	53	Financial consultant
Armas Clifford Markkula, Jr.	62	Vice Chairman of the Board of Directors of Echelon
Robert R. Maxfield (4)	62	Private investor
Richard M. Moley (2) (4)	65	Private investor
Arthur Rock (2) (3) (5)	77	Principal of Arthur Rock & Co.
Larry W. Sonsini (5)	63	Chairman and Chief Executive Officer of Wilson Sonsini Goodrich & Rosati, P.C.

(1) Member of the Stock Option Committee.
(2) Denotes nominee for election at the 2004 Annual Meeting of Stockholders.
(3) Member of the Audit Committee.
(4) Member of the Compensation Committee.
(5) Member of the Nominating and Corporate Governance Committee.

M. Kenneth Oshman has been Chief Executive Officer of our company since December 1988 and Chairman of our Board of Directors since September 1989. He also served as our President from 1988 to 2001. Mr. Oshman, with three associates, founded ROLM Corporation, a telecommunications equipment company, in 1969. He was Chief Executive Officer, President and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and a member of its Corporate Management Board. He remained in that position until 1986. Prior to founding ROLM, Mr. Oshman was a member of the technical staff at Sylvania Electric Products from 1963 to 1969. Mr. Oshman also serves as a director of Sun Microsystems and Knight-Ridder. Mr. Oshman earned B.A. and B.S.E.E. degrees from Rice University and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Robert J. Finocchio, Jr. has been a director of our company since August 1999. Mr. Finocchio served as Chairman of the Board of Informix Corporation, an information management software company, from August 1997 to September 2000. Since September 2000, Mr. Finocchio has been a dean’s executive professor at Santa Clara University’s Leavey School of Business. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Altera Corp., PalmSource, Inc. and Pinnacle Systems, Inc. Mr. Finocchio is also a Trustee of Santa Clara University. Mr. Finocchio holds a B.S. degree in economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

Michael E. Lehman has been a director of our company since November 2002. During the past 15 years, Mr. Lehman held various management positions at Sun Microsystems, Inc., a provider of computer systems and professional support services. While at Sun, he served as Executive Vice President from July 2002 until his resignation from his employment position in September 2002. From July 2000 to July 2002, he served as Executive Vice President, Corporate Resources and Chief Financial Officer, and as Vice President, Corporate Resources and Chief Financial Officer from January 1998 to July 2000. He served as Vice President and Chief Financial Officer from February 1994 to January 1998. Mr. Lehman held various positions in the finance organization of Sun from August 1987 to February 1994. Prior to his tenure at Sun, Mr. Lehman was a senior manager in the San Francisco office of PricewaterhouseCoopers, the international accounting firm, where he was responsible for audits of multinational entities. Mr. Lehman is also a director of Sun Microsystems, MGIC Investment Corporation and NetIQ Corporation. Mr. Lehman holds a B.B.A. degree in accounting from the University of Wisconsin-Madison.

Armas Clifford Markkula, Jr. is the founder of our company and has served as a director since 1988. He has been Vice Chairman of our Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer, Inc. from January 1977 to May 1983 and from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the company's research and development laboratory. Mr. Markkula is a trustee of Santa Clara University. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

Robert R. Maxfield has been a director of our company since 1989. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a private investor, and is a consulting professor in the Management Science and Engineering Department at Stanford University. Dr. Maxfield was a partner with Kleiner, Perkins, Caufield & Byers, a venture capital firm, from 1989 to 1992. Dr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Richard M. Moley has been a director of our company since February 1997. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Wide Area Business Unit and as a director of Cisco Systems, following Cisco Systems’ purchase of StrataCom, Inc., where he was Chairman of the Board, Chief Executive Officer and President. Mr. Moley also serves as a director of Linear Technology and Spirent PLC. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from Santa Clara University.

Arthur Rock has been a director of our company since 1988. Mr. Rock has been Principal of Arthur Rock & Co., a venture capital firm, since 1969. Mr. Rock also serves as a director of The Nasdaq Stock Market, Inc. Mr. Rock received a B.S. degree in Political Science and Finance from Syracuse University and an M.B.A. degree from the Harvard Business School.

Larry W. Sonsini has been a director of our company since 1993. Mr. Sonsini serves as Chairman and Chief Executive Officer of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., where he has practiced since 1966. Mr. Sonsini also serves as a director of Brocade Communications Systems, Lattice Semiconductor Corporation, LSI Logic Corporation, Pixar and Silicon Valley Bancshares. Mr. Sonsini received an A.B. degree in Political Science and Economics and an L.L.B. degree from the University of California at Berkeley.

Board Meetings

Our Board of Directors held seven meetings in 2003. Each director is expected to attend each meeting of our Board of Directors and those Committees on which he serves. Each incumbent director attended at least 75% of our Board of Directors and Committee meetings during 2003 held during the period for which such director was a director or member of a committee. Certain matters were approved by our Board of Directors or a Committee of our Board of Directors by unanimous written consent. Directors are strongly encouraged to attend annual meetings of our stockholders. Six directors attended our last annual meeting of stockholders, which was held on May 16, 2003.

Board Committees

Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each has a written charter that has been approved by our Board of Directors, copies of which can be viewed at the investor relations section of our website at www.echelon.com . Pursuant to our 1997 Stock Option Plan, our Board delegated authority to Mr. Oshman to grant stock options to employees who are not executive officers of up to a maximum of 25,000 shares per person per year and, generally, up to an aggregate of 250,000 shares per year. The Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are described as follows:

Audit Committee: The current members of the Audit Committee are Robert J. Finocchio, Jr., Michael E. Lehman and Arthur Rock. The Board has determined that directors Finocchio and Lehman are "audit committee financial experts" as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and that all members of our Audit Committee are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee held four meetings in 2003. The purposes of the Audit Committee are to:
  oversee our accounting and financial reporting processes and the internal and external audits of our financial statements;
  assist our Board of Directors in the oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) our internal accounting and financial controls;
  outline to our Board of Directors the results of its monitoring and recommendations derived therefrom and improvements made, or to be made, in internal accounting controls;
  prepare the report that the rules of the SEC require to be included in our annual proxy statement;
  appoint independent auditors; and
  provide to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require the attention of our Board of Directors.
The responsibilities of the Audit Committee include the continuous review of the adequacy of our system of internal controls; oversight of the work of our independent auditors, including a post-audit review of the financial statements and audit findings; oversight of compliance with SEC requirements regarding audit related matters; review, in conjunction with counsel, any legal matters that could significantly impact our financial statements; and oversight and review of our information technology and management information systems policies and risk management policies, including our investment policies.

Compensation Committee: The current members of the Compensation Committee are Robert R. Maxfield and Richard M. Moley. The Compensation Committee held four meetings in 2003. The purposes of the Compensation Committee are to:
  discharge the responsibilities of our Board of Directors relating to compensation of our executive officers;
  approve and evaluate executive officer compensation plans, policies and programs; and
  produce an annual report on executive compensation for inclusion in our proxy statement.
The responsibilities of the Compensation Committee include annually reviewing and approving, for our Chief Executive Officer and our other executive officers, (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change in control agreements and provisions and (v) any other benefits, compensation or arrangements; and conducting an annual review of the performance of our Chief Executive Officer.

Nominating and Corporate Governance Committee: The current members of the Nominating and Corporate Governance Committee are Arthur Rock and Larry Sonsini. The Nominating and Corporate Governance Committee held one meeting in 2003. The purposes of the Nominating and Corporate Governance Committee are to:
  assist our Board of Directors by identifying prospective director nominees and to recommend to our Board of Directors the director nominees for the next annual meeting of stockholders;
  develop and recommend to our Board of Directors the governance principles applicable to our company;
  oversee the evaluation of our Board of Directors and management; and
  recommend to our Board of Directors director nominees for each committee.
The responsibilities of the Nominating and Corporate Governance Committee include evaluating the composition, organization and governance of our Board of Directors and its committees, including determining future requirements; receiving and evaluating complaints that may be rendered under our code of business conduct and ethics and proposing actions in response thereto; overseeing of the performance evaluation process of our Board of Directors; making recommendations to our Board of Directors concerning the appointment of directors to committees, selecting Board committee chairs and proposing the slate of directors for election; and making recommendations to our Board of Directors regarding compensation for non-employee directors and Board committee members.

Director Compensation

In November 2002, we determined that in consideration for service on our Board of Directors, each non-employee director shall receive a cash payment of $20,000 per fiscal year, to be payable on or before the day of the first meeting of our Board of Directors in each fiscal year. In addition, we determined that in consideration for service on our Board of Directors or on one or more of our Compensation and/or Nominating and Corporate Governance Committees of our Board of Directors, each non-employee director shall receive a cash payment of $1,000 per Board of Directors meeting or Committee meeting attended, to be payable on the date of each such meeting so attended. In addition, we determined that in consideration of the significantly greater time commitment and potential risk exposure for serving as a member of our Audit Committee, each non-employee director shall receive a cash payment of $2,000 per Audit Committee meeting attended, to be payable on the date of each such meeting so attended. In addition, non-employee directors are eligible to participate in our 1998 Director Option Plan which provides for the automatic grant of an option to purchase 25,000 shares of common stock to each non-employee director who first becomes a non-employee director after May 29, 1998. In addition, each non-employee director shall automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to our Board of Directors or otherwise remains on our Board of Directors on such date and provided that on such date he or she shall have served on our Board of Directors for at least the preceding six months. All options granted under this plan are fully vested at grant. During 2003, Messrs. Finocchio, Lehman, Markkula, Maxfield, Moley, Rock and Sonsini were each granted a 10,000 share option at a per share exercise price of $14.77.

Vote Required

Directors shall be elected by a plurality vote. The three Class C nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED SLATE OF CLASS C DIRECTORS.

PROPOSAL TWO

THE AMENDED AND RESTATED 1997 STOCK PLAN

Our stockholders are being asked to approve our amended and restated 1997 Stock Plan (the "Plan") so that we can continue to use the Plan to achieve our goals and also continue to receive a federal income tax deduction for certain compensation paid under the Plan. In March 2004, our Board of Directors approved the amended and restated Plan, subject to approval from our stockholders at the Annual Meeting. If our stockholders approve the amended and restated Plan, it will replace the current version of the Plan. Otherwise, the current version of the Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

Our stockholders are also being asked to approve an amendment to the Plan to permit the award of stock appreciation rights and performance shares and performance units under the Plan and to extend the term of the Plan for an additional ten years, until March 2014. The Plan currently allows for the grant of stock options and awards of restricted stock. While we believe that stock appreciation rights and performance shares and/or units can currently be made under the Plan through the grant of other types of awards already permitted thereunder, we want to avoid any confusion regarding the types of awards that we may grant under the Plan and we want to ensure that we have maximum flexibility in determining the appropriate equity compensation for our employees and other service providers. The amended and restated Plan has also been amended to add specific performance criteria that the Plan administrator may use to establish performance objectives the achievement of which will allow certain awards to vest or be issued. This will allow us to receive income tax deductions under Section 162(m) of the Internal Revenue Code . The amended and restated Plan has also been amended to (i) prohibit the repricing of stock options, (ii) prohibit the granting of options with a per share exercise price less than fair market value on the date of grant, (iii) reduce the percentage component of the automatic annual increase from 5% to 4% of our outstanding common stock at the beginning of any applicable fiscal year, (iv) allow the surrender of stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with a lower exercise price, (v) lower the maximum number of option shares that may be granted to a participant in any fiscal year from 1,860,000 to 1,000,000 and (vi) lower the maximum number of additional shares that may be granted to a participant in connection with his or her initial service with our company from 1,860,000 to 1,000,000 . We are not seeking stockholder approval to any other material amendments to the Plan.

We believe strongly that the approval of the amended and restated Plan is essential to our continued success. Our employees are our most valuable assets. Stock options and other awards such as those provided under the amended and restated Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above, our stockholders are being asked to approve the amended and restated Plan.

Summary of the Amended and Restated 1997 Stock Plan

The following paragraphs provide a summary of the principal features of the Plan as amended and restated and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

The Plan provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock purchase rights, (iii) stock appreciation rights; and (iv) performance units and performance shares, which are referred to individually as an "Award." Those who will be eligible for Awards under the plan include employees, directors and consultants who provide services to our company and our company’s parent and subsidiary companies.

As of February 29, 2004, approximately 270 employees and seven non-employee directors were eligible to participate in the Plan.

Number of Shares of Common Stock Available Under the Plan. A total of 6,200,000 shares of our common stock were initially reserved for issuance under the Plan. Additionally, beginning on the first day of our fiscal year beginning in 1999, an additional number of shares of common stock have been added, and additional shares of common stock will continue to be added to the Plan equal to the least of (i) 5,000,000 shares of common stock, (ii) 5% (4% for fiscal years beginning after our 2004 fiscal year) of the outstanding shares of our common stock at the beginning of any applicable fiscal year, or (iii) an amount determined by our Board of Directors. As of March 31, 2004, 10,221,210 shares were subject to outstanding Awards granted under the Plan, and 3,391,094 shares remained available for any new Awards to be granted in the future. Except for automatic annual increases, we are not proposing to add additional shares for issuance under the Plan.

If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of common stock effected without the receipt of consideration, our Board of Directors or the Compensation Committee, which are collectively referred to as the "Administrator," will adjust the number of shares (i) available for issuance under the Plan, (ii) that may be added to Plan each year, (iii) subject to outstanding Awards, and (iii) applicable to the per-person limits on Awards, as appropriate to reflect any such change.

Administration of the Plan. The Administrator will administer the Plan. Members of the Compensation Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" under Section 162(m) of the Internal Revenue Code. Subject to the terms of the Plan, the Administrator will have the sole discretion to select the employees, directors and consultants who will receive Awards, determine the terms and conditions of Awards and interpret the provisions of the Plan. The Administrator will be able to delegate the administration of the Plan in accordance with the terms of the Plan.

Options. The Administrator is able to grant nonqualified stock options and incentive stock options under the Plan. The Administrator will determine the number of shares subject to each option, but no participant will be able to be granted options covering more than 1,000,000 shares during any of our fiscal years, except that a participant may be granted an option covering up to an additional 1,000,000 shares in connection with his or her initial service with our company. The Administrator will determine the exercise price of options granted under the Plan, which exercise price must at least be equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock, must be at least 110% of the fair market value of our common stock on the grant date.

The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term may not exceed five years. The Administrator determines the term of nonstatutory stock options.

After termination of service with our company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

Stock Appreciation Rights. The Administrator is able to grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Plan. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service with our company.

After termination of service with our company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Stock Purchase Rights. In the case of stock purchase rights (i.e., rights to acquire restricted stock), unless the Administrator determines otherwise, the Award agreement will grant us a repurchase option exercisable upon the termination of the participant’s service with our company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The Administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator will determine the number of shares granted pursuant to a stock purchase right, but no participant will be granted a right to purchase or acquire more than 200,000 shares of common stock during any fiscal year, except that a participant may be granted a stock purchase right covering up to an additional 400,000 shares in connection with his or her initial service with our company.

Performance Units and Performance Shares. The Administrator is able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Administrator are achieved or the Awards otherwise vest. The Administrator will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $1,000,000 and no participant will receive more than 1,000,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 1,000,000 shares in connection with his or her initial service with our company. Performance units will have an initial dollar value established by the Administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. As determined by the Administrator, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash position, (ii) earnings per share, (iii) individual objectives, (iv) net income, (v) operating cash flow, (vi) operating income, (vii) return on assets, (viii) return on equity, (ix) return on sales, (x) revenue, and (xi) total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Transferability of Awards. The Plan generally will not allow for the transfer of Awards, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Merger or Sale of Assets. In the event of our merger with or into another corporation, or the sale of all or substantially all of our assets, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Administrator will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator shall notify the participant that the Award is fully exercisable for 15 days from the date of such notice and that the Award will terminate upon expiration of such period. In the event of involuntary termination of employment (or termination of status as a director of a successor corporation) within 12 months following a change of control merger pursuant to which options and stock purchase rights are assumed or substituted by a successor corporation, such options or rights will become vested and exercisable as to all shares subject to the option or right, including shares as to which the options or rights would not otherwise be vested or exercisable.

Amendment and Termination of the Plan. The Board will have the authority to amend, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the plan to the extent required by any applicable law, regulation or stock exchange rule. Any amendment, suspension or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any Award previously granted. The Plan will terminate on March 26, 2014, unless the Board terminates it earlier.

Awards to be Granted to Certain Individuals and Groups

 The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. To date, only stock options have been granted under the Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended December 31, 2003 and (b) the average per share exercise price of such options.

Name	Number of Options Granted (#)	Average Per Share Exercise Price ($)

M. Kenneth Oshman	120,000	12.91
Beatrice Yormark	80,000	12.91
Oliver R. Stanfield	80,000	12.91
Frederik H. Bruggink	50,000	12.91
Peter A. Mehring	50,000	12.91
All executive officers as a group	746,000	12.44
All directors who are not executive officers, as a group	--	--
All employees who are not executive officers, as a group	1,530,245	12.72

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 about our equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders(1)(2)(3)	8,944,182	$16.49	3,601,792
Equity compensation plans not approved by security holders	--	--	--

Total	8,944,182	$16.49	3,601,792

(1)	These plans include our 1997 Stock Plan and our 1998 Director Option Plan.

(2)
The number of shares reserved for issuance under our 1997 Stock Plan is subject to an automatic annual increase equal to the lesser of (i) 5,000,000 shares, (ii) 5% (4% for fiscal years beginning after our 2004 fiscal year) of our outstanding common stock on the first day of our fiscal year or (iii) a lesser number of shares determined by our Board of Directors.

(3)
The number of shares reserved for issuance under our 1998 Director Option Plan is subject to an automatic annual increase equal to the lesser of (i) 100,000 shares or (ii) a lesser number of shares determined by our Board of Directors.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and our company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options . No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options . No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights . No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Purchase Rights, Performance Units and Performance Shares . A participant generally will not have taxable income at the time an Award of stock purchase rights (i.e., restricted stock), performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company . We generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND OUR COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

PROPOSAL THREE

THE MANAGEMENT BONUS PLAN

Our Board of Directors has adopted an Management Bonus Plan (the "Bonus Plan"), subject to the approval of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Purpose

The purpose of the Bonus Plan is to motivate key members of management to perform to the best of their abilities and to achieve our objectives. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of the specified goals.

The Bonus Plan also is designed to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code. Under section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in any one year. However, if we pay compensation that is "performance-based" under section 162(m), the Company still can receive a federal income deduction for the compensation even if it is more than $1,000,000 during a single year. The Bonus Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on our federal income tax return.

Eligibility to Participate

The Compensation Committee selects which of our employees (and employees of our affiliates) will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. However, it is expected that approximately 30 employees will participate in the Bonus Plan in any year.

Target Awards and Performance Goals

Each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award may be expressed as a percentage of his or her base salary at the end of the fiscal year, or may be designated as a dollar amount or some other fashion as the Compensation Committee may determine. The performance goals require the achievement of objectives for one or more of:
  Cash Position,
  Earnings per Share,
  Individual Objectives,
  Net Income,
  Operating Cash Flow,
  Operating Income,
  Return on Assets,
  Return on Equity,
  Return on Sales,
  Revenue, or
  Total Stockholder Return.
Each of these performance measures is defined in the Bonus Plan.

Actual Awards

After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5,000,000 per person in any performance period, even if the formula otherwise indicates a larger award.

Actual awards generally are paid in cash within 90 days after the performance period ends. If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee has discretion to pay out part or all of the award otherwise earned.

Administration, Amendment and Termination

The Compensation Committee administers the Bonus Plan. Members of the Compensation Committee must qualify as outside directors under section 162(m). Subject to the terms of the plan, the Compensation Committee has sole discretion to:
  select the employees who will receive awards;
  determine the target award for each participant;
  determine the performance goals that must be achieved before any actual awards are paid;
  determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals; and
  interpret the provisions of the Bonus Plan.
The Board may amend or terminate the plan at any time and for any reason. An amendment also will be submitted for stockholder approval if necessary to maintain the Bonus Plan’s compliance with Section 162(m).

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed KPMG LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2004, and our Board of Directors recommends that our stockholders vote "FOR" ratification of such appointment.

KPMG LLP was appointed as our independent auditors on March 21, 2002, when we retained KPMG LLP to perform the annual audit of our financial statements for the fiscal year ending December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

The following table sets forth fees for services KPMG LLP provided during fiscal years 2003 and 2002:

	2003	2002

Audit fees (1)	$202,200	$224,700
Audit-related fees (2)	$--	$126,060
Tax fees	$--	$--
All other fees	$--	$--

Total	$202,200	$350,760

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for consultation and due diligence assistance regarding various acquisitions.

The Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has concluded that the independence of KPMG LLP is maintained and is not compromised by the services provided. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During fiscal year 2003, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our Bylaws or other applicable legal requirement.  However, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2004, for:
  each person who we know beneficially owns more than 5% of our common stock;
  each of our directors;
  each of our executive officers set forth in the Summary Compensation Table; and
  all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options held by such person that are exercisable within 60 calendar days of March 31, 2004, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 40,624,123 shares of common stock outstanding as of March 31, 2004.

Name	Shares Beneficially Owned	Percentage Beneficially Owned

5% Stockholders:
ENEL S.p.A. (1)	3,000,000	7.4%

Directors and Executive Officers:
M. Kenneth Oshman (2)	6,224,281	15.3%
Armas Clifford Markkula, Jr. (3)	1,827,038	4.5%
Beatrice Yormark (4)	1,028,438	2.5%
Oliver R. Stanfield (5)	982,702	2.4%
Arthur Rock (6)	779,563	1.9%
Frederik H. Bruggink (7)	474,790	1.2%
Robert R. Maxfield (8)	448,037	1.1%
Peter A. Mehring (9)	275,374	*
Richard M. Moley (7)	195,589	*
Larry W. Sonsini (10)	73,261	*
Robert J. Finocchio, Jr. (11)	85,000	*
Michael E. Lehman (12)	40,000	*
All directors and executive officers as a group (15 persons) (13)	12,668,070	31.2%

*Less than 1%.
  Principal address is Viale Regina Margherita 137, Rome, Italy 00198.
  Mr. Oshman’s principal address is c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126. Includes 4,907,333 shares held by M. Kenneth Oshman and Barbara S. Oshman, Trustees of the Oshman Trust dated July 10, 1979, 488,428 shares held by O-S Ventures, of which Mr. Oshman is general partner, and an aggregate of 38,520 shares held by trusts, not for the benefit of Mr. Oshman, of which Mr. Oshman serves as trustee and as to which Mr. Oshman disclaims beneficial ownership. Includes options to purchase 790,000 shares of common stock exercisable within 60 calendar days of March 31, 2004, of which 394,790 shares are vested at March 31, 2004.
  Includes 1,627,610 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 151,928 shares held by the Markkula Family Limited Partnership. Mr. Markkula and his spouse disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Family Limited Partnership. Includes options to purchase 40,000 shares of common stock exercisable within 60 calendar days of March 31, 2004, all of which shares are vested at March 31, 2004.
  Includes 788,649 shares held by Justin C. Walker and Beatrice Yormark, Trustees of the Walker-Yormark Family Trust Dated October 2, 1992. Includes options to purchase 239,789 shares of common stock exercisable within 60 calendar days of March 31, 2004, of which 212,499 shares are vested at March 31, 2004.
  Includes 647,313 shares by held by Oliver Rueben Stanfield and Janet Helen Stanfield, Trustees of the Stanfield Family Trust UDT dated February 2, 2001. Includes an aggregate of 170,600 shares held in individual retirement accounts for the benefit of Mr. Stanfield and his spouse. Includes options to purchase 164,789 shares of common stock exercisable within 60 calendar days of March 31, 2004, of which 137,499 shares are vested at March 31, 2004.
  Includes 20,000 shares held by a trust for the benefit of Mr. Rock’s spouse, of which Mr. Rock serves as trustee, and as to which Mr. Rock disclaims beneficial ownership, and 2,000 shares held by a trust, not for the benefit of Mr. Rock, of which Mr. Rock serves as trustee and as to which Mr. Rock disclaims beneficial ownership. Includes options to purchase 50,000 shares of common stock exercisable within 60 calendar days of March 31, 2004, all of which shares are vested at March 31, 2004.
  Includes options to purchase 252,290 shares of common stock exercisable within 60 calendar days of March 31, 2004, of which 124,116 shares are vested at March 31, 2004.
  Includes options to purchase 50,000 shares of common stock exercisable within 60 calendar days of March 31, 2004, all of which shares are vested at March 31, 2004.
  Includes options to purchase 209,790 shares of common stock exercisable within 60 calendar days of March 31, 2004, of which 190,666 shares are vested at March 31, 2004.
  Includes 9,000 shares held by a partnership account of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to which Mr. Sonsini disclaims beneficial ownership except as to his pecuniary interest therein. Includes options to purchase 50,000 shares of common stock exercisable within 60 calendar days of March 31, 2004, all of which shares are vested at March 31, 2004.
  Includes options to purchase 65,000 shares of common stock exercisable within 60 calendar days of March 31, 2004, all of which shares are vested at March 31, 2004.
  Includes 5,000 shares held by Michael E. Lehman, Trustee of the Repulse Bay Road Living Trust. Includes options to purchase 35,000 shares of common stock exercisable within 60 calendar days of March 31, 2004, all of which shares are vested at March 31, 2004.
  Includes options to purchase an aggregate of 2,045,655 shares of common stock exercisable within 60 calendar days of March 31, 2004, of which 1,559,986 shares are vested at March 31, 2004.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2003.

Certain Transactions

Loans to Employees

In April 2001, we loaned Peter Mehring, our Senior Vice President of Engineering, an aggregate of $1,000,000 which Mr. Mehring used to pay his federal income taxes. Mr. Mehring issued to us two promissory notes, each in the principal amount of $500,000 and bearing interest at the rate of 4.54% per annum, compounded monthly. One of the notes was secured by a second deed of trust on his primary residence (the "First Note") and the other note was secured by a second deed of trust on a second residence (the "Second Note"). The interest accruing under the First Note was due and payable in monthly installments over the three-year term of the note, and the principal was due and payable on April 6, 2004, subject to earlier repayment upon the occurrence of certain events. The First Note and accrued and unpaid interest thereon were paid in full on November 26, 2003. The interest accruing under the Second Note was due and payable in monthly installments over the three-year term of the note, and the principal was due and payable on April 6, 2004, subject to earlier repayment upon the occurrence of certain events. The Second Note and accrued and unpaid interest thereon were paid in full on February 21, 2003. The terms of these loans have never been amended.

On October 29, 2001, we loaned Russell Harris, our Senior Vice President of Operations, $1,000,000 to purchase a principal residence. Mr. Harris issued to us a promissory note secured by residential real estate. The note bears interest at the rate of 4.5% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the nine year term of the note, and the principal is due and payable on October 29, 2010, subject to earlier repayment upon the occurrence of certain events. The terms of this loan have never been amended.

On December 31, 2001, we loaned Frederik Bruggink, our Senior Vice President and General Manager - Service Provider Group, $700,000 to exercise stock options. Mr. Bruggink issued to us a promissory note secured by a security interest in personal assets. The note bore interest at the rate of 2.48% per annum, compounded monthly. The interest accruing under the note was due and payable in monthly installments over the one year term of the note, and the principal was due and payable on December 31, 2002, subject to earlier repayment upon the occurrence of certain events. The note and accrued and unpaid interest thereon were paid in full on February 7, 2003.

Agreements with ENEL

Pursuant to a research and development and technological cooperation agreement, dated June 28, 2000, as amended, between our company and ENEL Distribuzione SpA, an affiliate of ENEL S.p.A. ("ENEL"), we are cooperating with ENEL to integrate our LONWORKS system into ENEL’s remote metering management project in Italy. Through this project, ENEL is replacing its existing stand-alone electricity meters with networked electricity meters to 27 million customers throughout ENEL’s service territory. If the ENEL project achieves its targeted volumes during 2004, we believe that revenues attributable to this project will account for the majority of our revenues for the year ending December 31, 2004. We continue to devote significant resources to this project.

Pursuant to a common stock purchase agreement, dated June 30, 2000, between our company and ENEL, ENEL agreed to purchase, for cash, three million newly issued shares of our common stock for a purchase price to be based on the average trading price prior to the closing (subject to a minimum price of $87.3 million and a maximum price of $130.9 million). The closing of this stock purchase occurred on September 11, 2000. Based on the average price of our common stock prior to that date, the total purchase price for the three million shares was $130.9 million and after deducting expenses associated with the transaction, we received $130.7 million. It was agreed that until the earlier of September 11, 2003 or 30 days following the termination of the research and development and technological cooperation agreement with ENEL Distribuzione, ENEL would not, except under limited circumstances, sell or otherwise transfer such shares. As a result, ENEL is now free to sell shares of our common stock. The stock purchase agreement also gives ENEL the right to nominate a member of our Board of Directors as long as ENEL owns at least two million shares of our common stock. As a condition to the closing of the stock purchase agreement, our directors and our Chief Financial Officer agreed to enter into a voting agreement with ENEL in which each of them agreed to vote the shares of our company’s common stock that they beneficially own or control in favor of ENEL’s nominee to our Board of Directors. M. Francesco Tatò served as ENEL’s representative on our Board of Directors from September 2000 until June 2002. ENEL has not nominated a replacement for Mr. Tatò on our Board of Directors.

Pursuant to a registration rights agreement, dated September 11, 2000, between our company and ENEL, ENEL may, subject to certain conditions and limitations, request that we register the shares purchased under the common stock purchase agreement. In the event we elect to register any of our securities, ENEL may, subject to certain limitations, include the shares purchased under the common stock purchase agreement in such registration.

Stock Option Grants

In addition to the option grants listed below under " Option Grants in Last Fiscal Year, " in 2003 and 2004 we granted stock options under our 1997 Stock Plan to the following executive officers as of the grant dates and for the number of shares of common stock and at the exercise prices set forth below opposite their names:

Officer	Date of Grant	Shares Granted (#)	Per Share Exercise Price ($)	Expiration Date

Anders Axelsson	05/26/2003	150,000 (1)	13.46	05/26/2008
Anders Axelsson	03/17/2004	60,000 (1)	10.89	03/17/2009
Kathleen B. Bloch	02/01/2003	150,000 (1)	10.00	02/01/2013
Kathleen B. Bloch	05/21/2003	16,000 (1)	12.91	05/21/2008
Kathleen B. Bloch	03/17/2004	60,000 (1)	10.89	03/17/2009
Frederick H. Bruggink	03/17/2004	60,000 (2)	10.89	03/17/2009
Russell Harris	05/21/2003	50,000 (1)	12.91	05/21/2008
Russell Harris	03/17/2004	60,000 (1)	10.89	03/17/2009
Peter A. Mehring	03/17/2004	60,000 (1)	10.89	03/17/2009
M. Kenneth Oshman	03/17/2004	120,000 (2)	10.89	03/17/2009
Oliver R. Stanfield	03/17/2004	80,000 (1)	10.89	03/17/2009
Beatrice Yormark	03/17/2004	80,000 (1)	10.89	03/17/2009
________
(1)  One-fourth of the shares vest on the one year anniversary of the date of grant and one-forty-eighth of the shares vest at the end of each month thereafter, subject to the employee’s continued employment with our company.
(2)   One-fourth of the shares vest on the one year anniversary of the date of grant and one-forty-eighth of the shares vest at the end of each month thereafter, subject to the employee’s continued employment with our company. This option may be exercised prior to full vesting, subject to the employee entering into a restricted stock purchase agreement with respect to unvested shares.

Air Travel Arrangement

From time to time, Mr. Oshman, our Chairman and Chief Executive Officer, uses private air travel services for business trips for himself and for any employees accompanying him. These private air travel services are provided by certain entities controlled by Mr. Oshman or Mr. Markkula, a director of our company. Our net cash outlay with respect to such private air travel services is no greater than comparable first class commercial air travel services. Such net outlays to date have not been material.

Legal Services

During fiscal year 2003, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to our company. Mr. Sonsini, a director of our company, is a member of Wilson Sonsini Goodrich & Rosati, P.C.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2003. All option grants were made under our 1997 Stock Plan.

	Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)

M. Kenneth Oshman Chairman of the Board and Chief Executive Officer	2003 2002 2001	100,000 100,000 1	283,676 319,200 —	120,000 200,000 250,000	2,024(1) 1,584 1,584
Beatrice Yormark President and Chief Operating Officer	2003 2002 2001	325,000 325,000 300,000	80,670 90,773 —	80,000 100,000 50,000	2,177(1) 1,793 1,531
Oliver R. Stanfield Executive Vice President & Chief Financial Officer	2003 2002 2001	325,000 325,000 300,000	80,670 90,773 —	80,000 100,000 50,000	2,177(1) 1,815 1,502
Frederik H. Bruggink Senior Vice President and General Manager - Service Provider Group	2003 2002 2001	328,218 300,000 250,000	46,157(2) 59,850 45,246	50,000 80,000 50,000	11,584(3) 12,587 1,584
Peter A. Mehring Senior Vice President of Engineering	2003 2002 2001	300,000 300,000 300,000	53,189 59,850 —	50,000 60,000 50,000	1,683(1) 1,320 1,320

  Consists of premiums paid by the Company for life insurance coverage.
  Includes commission payment of $21,978.
  Includes premiums of $1,584 paid by the Company for life insurance coverage and ? 9,649.5 (approximately $10,000) in pension plan payment.
Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during the fiscal year ended December 31, 2003. We have never granted any stock appreciation rights. All option grants were made under our 1997 Stock Plan.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(5)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees In Fiscal Year (%)(3)	Exercise Price Per Share ($)(4)	Expiration Date
					5%	10%

M. Kenneth Oshman	120,000 (1)	5.3	12.91	05/21/2008	428,015	945,802
Beatrice Yormark	80,000 (2)	3.5	12.91	05/21/2008	285,344	630,535
Oliver R. Stanfield	80,000 (2)	3.5	12.91	05/21/2008	285,344	630,535
Frederik H. Bruggink	50,000 (1)	2.2	12.91	05/21/2008	178,340	394,084
Peter A. Mehring	50,000 (2)	2.2	12.91	05/21/2008	178,340	394,084

  This option was granted on May 21, 2003 and vests as to one-fourth of the shares on May 21, 2004 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to the employee’s continued employment with our company. This option may be exercised prior to full vesting, subject to the employee entering into a restricted stock purchase agreement with respect to unvested shares.
  This option was granted on May 21, 2003 and vests as to one-fourth of the shares on May 21, 2004 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to the employee’s continued employment with our company.
  Based on a total of 2,276,245 options granted to all employees in the fiscal year ended December 31, 2003.
  The exercise price per share is equal to the closing price of our common stock on the market trading day immediately preceding the date of grant.
  Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are for illustrative purposes only and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on several factors, including the Company’s future financial performance, overall market conditions, and the option holder’s continued employment with the Company. There can be no assurance that the amounts reflected in this table will be achieved.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information for our Chief Executive Officer and our four other most highly compensated executive officers concerning shares acquired upon exercise of stock options in the fiscal year ended December 31, 2003 and exercisable and unexercisable options held as of December 31, 2003.

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)(2)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisble

M. Kenneth Oshman	100,000	591,000	820,000 (4)	--	611,550	--
Beatrice Yormark	50,000	295,500	199,999 (5)	155,001	305,775	--
Oliver R. Stanfield	125,000	860,775	124,999 (6)	155,001	--	--
Frederik H. Bruggink	--	--	180,833 (7)	49,167	12,400	--
Peter A. Mehring	75,000	547,750	185,833 (8)	99,167	305,775	--

  The value realized is based on the closing price of our common stock on the date of exercise, minus the per share exercise price, multiplied by the number of shares exercised.
  Certain options granted to our officers under our 1997 Stock Plan may be exercised immediately upon grant and prior to full vesting, subject to the employee entering into a restricted stock purchase agreement with respect to unvested shares.
  The value of underlying securities is based on the $11.14 per share closing price of our common stock on December 31, 2003 minus the aggregate exercise price.
  Includes 510,415 vested shares and 309,585 unvested shares as of December 31, 2003.
  Includes 199,999 vested shares and no unvested shares as of December 31, 2003.
  Includes 124,999 vested shares and no unvested shares as of December 31, 2003.
  Includes 112,916 vested shares and 67,917 unvested shares as of December 31, 2003.
  Includes 181,666 vested shares and 4,167 unvested shares as of December 31, 2003.
Compensation Committee Interlocks and Insider Participation

During 2003, the Compensation Committee was comprised of Robert R. Maxfield and Richard M. Moley, both of whom were non-employee directors. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this board compensation committee report on executive compensation shall not be deemed "filed" with the SEC or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings

The Compensation Committee sets the compensation of our Chief Executive Officer, reviews the design and effectiveness of compensation programs for other key executives, and approves stock option grants for our employees. The Committee is comprised entirely of non-employee directors who have never served as officers of our company.

The goals of the Compensation Committee are to align compensation with our performance and objectives and to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of our company.

The primary components of our executive compensation package are salary, commissions for sales executives and stock options. We set our compensation package to be competitive with the marketplace.

Salary

The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey (a third-party compensation survey) data for high-tech companies with similar sales volumes located in the same geographic area. Additionally, the Compensation Committee takes into account general business and economic conditions and current circumstances of our company.

Commission for sales executives

Our 2003 sales commission plan provided the opportunity for commission payments based on meeting our revenue and other business objectives.

Stock options

The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating our employees by aligning employees’ interests with our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our employees to continue in the employ of our company and to encourage employees to maintain a long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses primarily on the employees’ current and expected future value to our company. The Compensation Committee also considers the number of unvested options held by the employee.

Management bonus plan

On January 13, 2003, the Compensation Committee, with the approval of our Board of Directors on March 14, 2003, approved a management bonus plan for certain of our officers that provided for potential cash bonus awards, with target bonuses ranging from approximately $15,000 per year to approximately $114,000 per year, for the fiscal year ended December 31, 2003. The bonus plan was tied to specific performance criteria, including targeted profits, growth in revenue, and milestones related to the Networked Energy Services business. Actual bonuses paid ranged from $10,638 to $80,670.

Compensation of the Chief Executive Officer

On January 13, 2003, the Compensation Committee, with the approval of our Board of Directors on March 14, 2003 set Mr. Oshman’s base salary at $100,000 with a targeted cash bonus, in connection with our management bonus plan, of approximately $400,000 for the fiscal year ended December 31, 2003. The bonus plan compensation was tied to specific performance criteria, including targeted profits, growth in revenue, and milestones related to the Networked Energy Services business. The actual bonus paid for fiscal year 2003 was $283,676.

In May 2003, the Compensation Committee, in consultation with our Board of Directors, granted Mr. Oshman an option to purchase 120,000 shares of our common stock at an exercise price of $12.91, the then current fair market value. Twenty-five percent of the option vests on May 21, 2004. The option vests at a rate of 1/48 per month thereafter until fully vested on May 21, 2007.

Compensation Committee

Robert R. Maxfield
Richard M. Moley

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed "filed" with the SEC or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent auditors, KPMG LLP, are responsible for expressing an opinion on the conformity of our fiscal year 2003 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1.    The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.    The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS No. 61"), Communication with Audit Committees , as modified or supplemented.

3.    The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees , as modified or supplemented, and has discussed with them their independence.

4.    Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be viewed at the investor relations section of our website at www.echelon.com . Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

Audit Committee

Robert J. Finocchio, Jr.
Michael E. Lehman
Arthur Rock

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock (assuming reinvestment of dividends) with the cumulative total return on the S&P 500 Index and the S&P 500 Information Technology Index (which is comprised of those companies in the information technology sector of the S&P 500 Index). The graph assumes that $100 was invested in our common stock on December 31, 1998 and in the S&P 500 Index and the S&P 500 Information Technology Index. Historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

As of the date hereof, our Board of Directors is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as our Board of Directors recommends or as they otherwise deem advisable.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

Stockholders with shares registered in their own names may vote those shares telephonically by calling 1-800-690-6903 (within the U.S. and Canada only, toll-free), or via the Internet at ADP Investor Communication Services’ voting Web site ( www.proxyvote.com ).

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site ( www.proxyvote.com ).

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on Thursday, May 20, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

THE BOARD OF DIRECTORS

San Jose, California
April 9, 2004

APPENDIX A
ECHELON CORPORATION
1997 STOCK PLAN
(as amended and restated March 26, 2004)

  Purposes of the Plan. The purposes of this 1997 Stock Plan are:
  to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Units and Performance Shares.
  Definitions. As used herein, the following definitions shall apply:
  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
  (b) "Affiliated SAR" means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.
  (c) "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
  (d) "Award" means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, SARs, Performance Units or Performance Shares.
  (e) "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
  (f) "Board" means the Board of Directors of the Company.
  (g) "Cash Position" means as to any Performance Period, the Company’ s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.
  (h) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
  (i) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
  (j) "Common Stock" means the common stock of the Company.
  (k) "Company" means Echelon Corporation, a Delaware corporation.
  (l) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
  (m) "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.
  (n) "Director" means a member of the Board.
  (o) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.
  (p) "Earnings Per Share" means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company’s or business unit’s Net Income, divided by a weighted average number of common shares outstanding, determined in accordance with U.S. GAAP.
  (q) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
  (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
  (s) "Excluded Items" includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Administrator.
  (t) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
  (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
  (u) "Fiscal Year" means the fiscal year of the Company.
  (v) "Freestanding SAR" means a SAR that is granted independently of any Option.
  (w) " Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
  (x) "Individual Objectives" means as to a Participant for any Performance Period, the objective and measurable goals set by a "management by objectives" process and approved by the Administrator (in its discretion).
  (y) "Net Income" means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
  (z) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
  (aa) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
  (bb) "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's cash flow generated from operating activities, as reported in the Company’s cash flow statements and calculated in accordance with U.S. GAAP , adjusted for any Excluded Items approved for exclusion by the Administrator .
  (cc) "Operating Income" means as to any Performance Period, the Company’s or a business unit’s income from operations determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
  (dd) "Option" means a stock option granted pursuant to the Plan.
  (ee) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
  (ff) "Option Exchange Program" means a program whereby outstanding Options or SARs are surrendered in exchange for Options or SARs with a lower exercise price.
  (gg) "Optioned Stock" means the Common Stock subject to an Award.
  (hh) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
  (ii) "Participant" means the holder of an outstanding Award, including any Optionee.
  (jj) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
  (kk) "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
  (ll) "Performance Share" means the right to receive Shares or cash pursuant to Section 9.
  (mm) "Performance Unit" means the right to receive Shares or cash pursuant to Section 9.
  (nn) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.
  (oo) "Plan" means this 1997 Stock Plan, as amended and restated.
  (pp) "Restricted Stock" means shares of Common Stock issued pursuant to a Stock Purchase Right under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
  (qq) "Return on Assets" means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by average net Company or business unit, as applicable, assets, determined in accordance with U.S. GAAP.
  (rr) "Return on Equity" means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with U.S. GAAP.
  (ss) "Return on Sales" means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by the Company’s or the business unit’s, as applicable, Revenue.
  (tt) "Revenue" means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with U.S. GAAP.
  (uu) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
  (vv) "Section 16(b)" means Section 16(b) of the Exchange Act.
  (ww) "Service Provider" means an Employee, Director or Consultant.
  (xx) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
  (yy) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.
  (zz) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 7 of the Plan.
  (aaa) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.
  (bbb) "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).
  (ccc) "Total Shareholder Return" means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
  (ddd) "U.S. GAAP" means generally accepted accounting principles in the United States.
3.   Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 6,200,000 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year (beginning in 1999) equal to the lesser of (i) 5,000,000 Shares, (ii) 5% (4% for fiscal years beginning after the Company’s 2004 fiscal year) of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided , however , that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan.
  Administration of the Plan.
  (a)   Procedure.
  (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
  (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.
  (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
  (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
  (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
  (i) to determine the Fair Market Value;
  (ii) to select the Service Providers to whom Awards may be granted hereunder;
  (iii) to determine the number of Shares to be covered by each Award granted hereunder;
  (iv) to approve forms of agreement for use under the Plan;
  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
  (vi) to institute an Option Exchange Program;
  (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
  (ix) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan. Notwithstanding the foregoing, the Administrator may not modify or amend an Option or SAR to reduce the exercise price of such Option or SAR after it has been granted (except for adjustments made pursuant to Section 11), unless approved by the Company’s stockholders ;
  (x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 12;
  (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
  (xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
  (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
  (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
    5.   Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
  Stock Options.
  (a) Limitations.
  (i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
  (ii) The following limitations shall apply to grants of Options:
  (A) No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.
  (B) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (i) above.
  (C) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.
  (D) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits set forth in subsections (A) and (B) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
  (b) Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
  (c) Option Exercise Price and Consideration.
  (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
  (A) In the case of an Incentive Stock Option
  a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
  b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
  (B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.
  (C) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
  (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.
  (iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
  (A) cash;
  (B) check;
  (C) promissory note (provided that a promissory note will not be acceptable consideration to the extent the issuance of a promissory note would not be permitted by Applicable Laws);
  (D) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised ;
  (E) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
  (F) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;
  (G) any combination of the foregoing methods of payment; or
  (H) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
  (d) Exercise of Option.
  (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Administrator specify from time to time ) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes) . Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
  (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
  (iii) Disability of Participant . If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
  (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Option under the Participant's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
  Stock Purchase Rights.
  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms and conditions related to the offer, including the Period of Restriction, the number of Shares that the Participant shall be entitled to purchase, the price to be paid, and the time within which the Participant must accept such offer. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Shares subject to Stock Purchase Rights; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 400,000 Shares subject to Stock Purchase Rights. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.
  (b) Repurchase Option. Unless the Administrator determines otherwise, during the Period of Restriction, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). Unless the Administrator determines otherwise, the purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.
  (c) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
  (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the Participant shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 11 of the Plan.
  (e) Section 162(m) Performance Restrictions. For purposes of qualifying a Stock Purchase Right as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Administrator on or before the Determination Date. In this connection, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Right under Section 162(m) of the Code (e.g., in determining the Performance Goals).
  Stock Appreciation Rights.
  (a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.
  (b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.
  (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. In the case of a Freestanding SAR, the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.
  (d) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.
  (e) Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.
  (f) Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.
  (g) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
  (h) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.
  (i) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company, less any applicable withholding taxes, in an amount determined by multiplying:
  (i) The difference between the Fair Market Value of a Share on the date of exercise and the exercise price; times
  (ii) The number of Shares with respect to which the SAR is exercised.
At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Performance Units and Performance Shares.
  (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 1,000,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 1,000,000 Performance Shares.
  (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
  (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Provider. The time period during which the performance objectives or other vesting provisions must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
  (i) General Performance Objectives. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion.
  (ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Administrator will set the Performance Goals on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).
  (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
  (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof, taking into consideration any applicable withholding taxes which may be due as a result of the Award.
  (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

  10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
  11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8 and 9 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided , however , that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
  (c) Merger or Asset Sale.
  (i) General . In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a "Merger"), each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Performance Shares and/or Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. If an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Administrator shall notify the Participant in writing or electronically that such Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the Merger, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Merger, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right, upon the exercise of which the Administrator determines to pay cash or a Performance Share and/or Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided , however , that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share and/or Unit, for each Share subject to an Award (or in the case of Performance Units, the number of implied Shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Merger) , to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.
Notwithstanding anything in this Section 11(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s corporate structure post- merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.
  (ii) Employee Options Following Assumption or Substitution. Following an assumption or substitution in connection with a Merger as described in Section 11(c)(i) above, and in the event that upon the Merger the stockholders of the Company immediately prior to the Merger hold less than 50% of the outstanding voting equity securities of the Successor Corporation following the Merger (a "Change of Control Merger"), if a Participant's status as an Employee of the Successor Corporation is terminated by the Successor Corporation as a result of an Involuntary Termination (as defined below) within twelve months following the Change of Control Merger, the Participant shall fully vest in and have the right to exercise Participant's Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which Participant would not otherwise be vested or exercisable. Thereafter, the Option or Stock Purchase Right shall remain exercisable in accordance with its terms as determined by the Administrator.
  (A) For purposes of this section, any of the following events shall constitute an "Involuntary Termination": (i) without the Participant's express written consent, a significant reduction of the Participant's duties, authority or responsibilities, relative to the Participant's duties, authority or responsibilities as in effect immediately prior to the Change of Control Merger; (ii) without the Participant's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Participant immediately prior to the Change of Control Merger; (iii) a reduction in the base salary of the Participant as in effect immediately prior to the Change of Control Merger; (iv) a material reduction in the kind or level of employee benefits, including bonuses, to which the Participant was entitled immediately prior to the Change of Control Merger with the result that the Participant's overall benefits package is significantly reduced; (v) the relocation of the Participant to a facility or a location more than thirty (30) miles from the Participant's then present location, without the Participant's express written consent; or (vi) any purported termination of the Participant which is not effected for Disability or for Cause (as defined below), or any purported termination for which the grounds relied upon are not valid.
  (B) For purposes of this section, "Cause" shall mean (i) any act of personal dishonesty taken by the Participant in connection with his responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Participant, (ii) Participant's conviction of a felony, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Successor Corporation, and (iv) following delivery to the Participant of a written demand for performance from the Successor Corporation which describes the basis for the Successor Corporation's belief that the Participant has not substantially performed his duties, continued violations by the Participant of the Participant's obligations to the Successor Corporation which are demonstrably willful and deliberate on the Participant's part.
  (iii) Director Options Following Assumption or Substitution. Following an assumption or substitution in connection with a Change of Control Merger, if a Participant's status as a director of the Successor Corporation terminates other than upon a voluntary resignation by the Participant, the Participant shall fully vest in and have the right to exercise Participant's Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which Participant would not otherwise be vested or exercisable. Thereafter, the Option or Stock Purchase Right shall remain exercisable in accordance with its terms as determined by the Administrator.
  12. Tax Withholding
  (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
  (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
  13. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
  14. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
  15. Term of Plan. Subject to Section 20 of the Plan, the Plan, as amended and restated on March 26, 2004, shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from such date, unless terminated earlier under Section 16 of the Plan.
  16. Amendment and Termination of the Plan.
  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
  (b) Stockholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
  (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
  17. Conditions Upon Issuance of Shares.
  (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
  (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
  18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
  19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
  20. Stockholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

ECHELON CORPORATION
MANAGEMENT BONUS PLAN
(Effective March 26, 2004)

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TABLE OF CONTENTS
Page

SECTION 1 BACKGROUND, PURPOSE AND DURATION		1

1.1	Effective Date	1
1.2	Purpose of the Plan	1

SECTION 2 DEFINITIONS		1

2.1	"1934 Act"	1
2.2	"Actual Award"	1
2.3	"Affiliate"	1
2.4	"Base Salary"	1
2.5	"Board"	1
2.6	"Cash Position"	2
2.7	"Code"	2
2.8	"Committee"	2
2.9	"Company"	2
2.10	"Determination Date"	2
2.11	"Disability"	2
2.12	"Earnings Per Share"	2
2.13	"Employee"	2
2.14	"Excluded Items"	2
2.15	"Fair Market Value"	2
2.16	"Fiscal Year"	2
2.17	"Individual Objectives"	3
2.18	"Maximum Award"	3
2.19	"Net Income"	3
2.20	"Operating Cash Flow"	3
2.21	"Operating Income"	3
2.22	"Participant"	3
2.23	"Payout Formula"	3
2.24	"Performance Period"	3
2.25	"Performance Goals"	3
2.26	"Plan"	3
2.27	"Retirement"	4
2.28	"Return on Assets"	4
2.29	"Return on Equity"	4
2.30	"Return on Sales"	4
2.31	"Revenue"	4
2.32	"Shares"	4
2.33	"Target Award"	4
2.34	"Termination of Employment"	4
2.35	"Total Shareholder Return"	4
2.36	"U.S. GAAP"	4
	-ii-

SECTION 3 SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS		4

3.1	Selection of Participants	4
3.2	Determination of Performance Goals	5
3.3	Determination of Target Awards	5
3.4	Determination of Payout Formula or Formulae	5
3.5	Date for Determinations	5
3.6	Determination of Actual Awards	5

SECTION 4 PAYMENT OF AWARDS		5

4.1	Right to Receive Payment	5
4.2	Timing of Payment	5
4.3	Form of Payment	6
4.4	Payment in the Event of Death	6

SECTION 5 ADMINISTRATION		6

5.1	Committee is the Administrator	6
5.2	Committee Authority	6
5.3	Decisions Binding	6
5.4	Delegation by the Committee	6

SECTION 6 GENERAL PROVISIONS		6

6.1	Tax Withholding	6
6.2	No Effect on Employment	7
6.3	Participation	7
6.4	Indemnification	7
6.5	Successors	7
6.6	Beneficiary Designations	7
6.7	Nontransferability of Awards	7
6.8	Deferrals	8

SECTION 7 AMENDMENT, TERMINATION AND DURATION		8

7.1	Amendment, Suspension or Termination	8
7.2	Duration of the Plan	8

SECTION 8 LEGAL CONSTRUCTION		8

8.1	Gender and Number	8
8.2	Severability	8
8.3	Requirements of Law	8
8.4	Governing Law	8
8.5	Captions	8

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ECHELON CORPORATION

MANAGEMENT BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

  1.1 Effective Date. The Plan is effective as of March 26, 2004, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company.
  1.2 Purpose of the Plan.  The Plan is intended to increase shareholder value and the success of the Company by motivating key members of management (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such members of management with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.
  SECTION 2
  DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
  2.1 "1934 Act " means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
  2.2 "Actual Award " means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.
  2.3 "Affiliate " means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
  2.4 "Base Salary " means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.
  2.5 "Board " means the Board of Directors of the Company.

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  2.6 "Cash Position " means as to any Performance Period, the Company’ s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.
  2.7 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
  2.8 "Committee" means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.
  2.9 "Company" means Echelon Corporation, a Delaware corporation, or any successor thereto.
  2.10 "Determination Date" means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.
  2.11 "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.
  2.12 "Earnings Per Share" means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company’s or business unit’s Net Income, divided by a weighted average number of common shares outstanding, determined in accordance with U.S. GAAP.
  2.13 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
  2.14 "Excluded Items" includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Committee.
  2.15 "Fair Market Value" means the closing per share selling price for Shares, as quoted on the Nasdaq National Market for the date in question.
  2.16 "Fiscal Year" means the fiscal year of the Company.

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  2.17 "Individual Objectives" means as to a Participant for any Performance Period, the objective and measurable goals set by a "management by objectives" process and approved by the Committee (in its discretion).
  2.18 "Maximum Award" means as to any Participant for any Performance Period, $5,000,000.
  2.19 "Net Income" means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
  2.20 "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's cash flow generated from operating activities, as reported in the Company’s cash flow statements and calculated in accordance with U.S. GAAP , adjusted for any Excluded Items approved for exclusion by the Administrator.
  2.21 "Operating Income" means as to any Performance Period, the Company’s or a business unit’s income from operations, determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
  2.22 "Participant" means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.
  2.23 "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.
  2.24 "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Committee in its sole discretion.
  2.25 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a)Cash Position, (b) Earnings per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.
  2.26 "Plan" means the Echelon Corporation Management Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

3

  2.27 "Retirement" means, with respect to any Participant, a Termination of Employment after attaining at least age 65.
  2.28 "Return on Assets" means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by average net Company or business unit, as applicable, assets, determined in accordance with U.S. GAAP.
  2.29 "Return on Equity" means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with U.S. GAAP.
  2.30 "Return on Sales" means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with U.S. GAAP.
  2.31 "Revenue" means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with U.S. GAAP.
  2.32 "Shares" means shares of the Company’s common stock.
  2.33 "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.
  2.34 "Termination of Employment" means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.
  2.35 "Total Shareholder Return" means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
  2.36 "U.S. GAAP" means generally accepted accounting principles in the United States .
  SECTION 3
  SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

  3.1 Selection of Participants.  The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

4

  3.2 Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.
  3.3 Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.
  3.4 Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.
  3.5 Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.
  3.6 Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment prior to the end of the Performance Period.
  SECTION 4
  PAYMENT OF AWARDS

  4.1 Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
  4.2 Timing of Payment.  Payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than 90 days after the end of the Performance Period during which the Award was earned.

5

  4.3 Form of Payment.  Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum.
  4.4 Payment in the Event of Death.  If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.
  SECTION 5
  ADMINISTRATION

  5.1 Committee is the Administrator.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
  5.2 Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.
  5.3 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
  5.4 Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.
  SECTION 6
  GENERAL PROVISIONS
  6.1 Tax Withholding.  The Company shall withhold all applicable taxes from any Actual Award, including any federal, state, local, foreign or other taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

6

  6.2 No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.
  6.3 Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.
  6.4 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
  6.5 Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
  6.6 Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
  6.7 Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

7

  6.8 Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
  SECTION 7
  AMENDMENT, TERMINATION AND DURATION

  7.1 Amendment, Suspension or Termination.  The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.
  7.2 Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.
  SECTION 8
  LEGAL CONSTRUCTION

  8.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
  8.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
  8.3 Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
  8.4 Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.
  8.5 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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EXECUTION

IN WITNESS WHEREOF, Echelon Corporation, by its duly authorized officer, has executed the Plan on the date indicated below.
                    ECHELON CORPORATION

Dated: March 26, 2004                  By:  /s/ M. Kenneth Oshman
                      Name: M. Kenneth Oshman
                      Title: Chairman of the Board and Chief Executive Officer

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APPENDIX C

PROXY

ECHELON CORPORATION
2004 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ECHELON CORPORATION

The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2004, and hereby appoints M. Kenneth Oshman and Oliver R. Stanfield, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Echelon Corporation to be held on Friday, May 21, 2004, at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, California 95126, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" OUR AMENDED AND RESTATED 1997 STOCK PLAN, "FOR" OUR MANAGEMENT BONUS PLAN, AND "FOR" THE RATIFICATION OF OUR INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

ECHELON CORPORATION 550 MERIDIAN AVENUE SAN JOSE, CA 95126
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Echelon Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:              KEEP THIS PORTION FOR YOUR RECORDS

                          DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ECHELON CORPORATION
1. ELECTION OF DIRECTORS:	For Withhold For all All All Except	To withhold authority to vote, mark "For All Except" and write the nominee’s name on the line below.
Nominees: 01) Michael E. Lehman 02) Richard M. Moley 03) Arthur Rock	☐ ☐ ☐	_______________________________________

Vote on Proposal		For Against Abstain
2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1997 STOCK PLAN.		☐ ☐ ☐
Vote on Proposal		For Against Abstain
3. PROPOSAL TO APPROVE THE MANAGEMENT BONUS PLAN.		☐ ☐ ☐
Vote on Proposal		For Against Abstain
4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.		☐ ☐ ☐

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

This Proxy should be marked, dated, signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature (PLEASE SIGN WITHIN BOX) Date		Signature (Joint Owners) Date